UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 8, 2017 (August 3, 2017)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 8, 2017, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended June 30, 2017. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On August 3, 2017, the Company's Board of Directors authorized the following quarterly dividends:

	Dividend per Share	Payable on:	Record date:
Common shares	$0.15	October 16, 2017	October 2, 2017
Preference shares - Series A	$0.515625	September 15, 2017	September 1, 2017
Preference shares - Series C	$0.445313	September 15, 2017	September 1, 2017
Preference shares - Series D	$0.418750	September 15, 2017	September 1, 2017

A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 8, 2017

99.2	Press Release of Maiden Holdings, Ltd., dated August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 8, 2017	MAIDEN HOLDINGS, LTD.

		By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 8, 2017

99.2	Press Release of Maiden Holdings, Ltd., dated August 3, 2017

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces Second Quarter 2017 Financial Results

Highlights for the quarter ended June 30, 2017

•
Net loss attributable to Maiden common shareholders of $22.4 million, or $0.26 per diluted common share compared with net income attributable to Maiden common shareholders of $30.9 million, or $0.39 per diluted common share in the second quarter of 2016;

•
Non-GAAP net operating loss(1) of $12.5 million, or $0.14 per diluted common share compared with non-GAAP operating earnings of $28.4 million, or $0.37 per diluted common share in the second quarter of 2016;

•	Net adverse development in the second quarter of 2017 was $56.0 million. Comprised primarily of:

◦	$29.4 million in the AmTrust Reinsurance segment; and

◦	$25.4 million in the Diversified Reinsurance segment;

•	Gross premiums written increased 2.5% to $705.2 million compared to the second quarter of 2016;

•	Net premiums written increased 5.2% to $684.1 million compared to the second quarter of 2016;

•	Combined ratio(13) of 105.8% compared to 98.6% in the second quarter of 2016;

•	Net investment income of $40.5 million increased 14.7% compared to $35.3 million in the second quarter of 2016;

•	Book value per common share(4) of $11.95 decreased 1.4% compared to year-end 2016; and

•	In June, Maiden redeemed its $100 million 8.0% senior notes due 2042 and issued $150 million 6.7% non-cumulative preference shares.

Highlights for the six months ended June 30, 2017

•
Net loss attributable to Maiden common shareholders of $1.9 million, or $0.02 per diluted common share compared with net income attributable to Maiden common shareholders of $58.1 million, or $0.75 per diluted common share in the first half of 2016;

•
Non-GAAP operating earnings(1) of $10.2 million, or $0.12 per diluted common share compared with non-GAAP operating earnings of $56.8 million, or $0.73 per diluted common share in the first six months of 2016;

•	Gross premiums written increased 4.9% to $1.63 billion compared to the first half of 2016;

•	Net premiums written increased 9.8% to $1.58 billion compared to the first six months of 2016;

•	Combined ratio(13) of 103.4% compared to 98.7% in the first half of 2016; and

•	Net investment income of $82.7 million increased 15.4% compared to $71.6 million in the first half of 2016.

HAMILTON, Bermuda - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden” or “the Company”) today reported a second quarter 2017 net loss attributable to Maiden common shareholders of $22.4 million or $0.26 per diluted common share compared to net income attributable to Maiden common shareholders of $30.9 million or $0.39 per diluted common share in the second quarter of 2016. The non-GAAP operating loss(1) was $12.5 million, or $0.14 per diluted common share compared with non-GAAP operating earnings of $28.4 million, or $0.37 per diluted common share in the second quarter of 2016.

Commenting on the results, Art Raschbaum, Chief Executive Officer of Maiden stated, “The emergence of adverse loss development in both of our key operating segments has impacted our second quarter 2017 results. We do not believe that the development observed in the quarter is analogous to the trend observed across our portfolio over recent quarters which specifically emanated from elevated commercial auto liability frequency and severity from the 2011-2014 underwriting years, a phenomenon which has plagued many in the industry. While the AmTrust Reinsurance segment adverse development is relatively modest in the context of the overall historical portfolio assumed, as we have committed to in the past, it is our practice to respond to confirmed adverse development promptly. In response to observed elevated claims activity which we noted in our first quarter earnings call, Maiden’s audit activity has confirmed claims operational changes in AmTrust’s U.S. small commercial lines business which are believed to have contributed to a portion of the increased emergence in related casualty lines. We have however increased our reserves in these lines in the quarter in response to elevated severity in specific jurisdictions.

“In the Diversified Reinsurance segment, adverse development was observed in the segment’s casualty facultative business and from a small number of treaty accounts. Despite the adverse development in the quarter, year-to-date treaty commercial auto which has been the source of significant development over many recent quarters, has been benign, giving us increasing comfort that we have addressed this issue. In the quarter, Maiden also experienced elevated non-cat property loss activity in its Diversified Reinsurance segment. As we have observed in prior quarters, the most recent underwriting years continue to perform within expectations. Despite the underwriting results, we did benefit from strong investment income, up 14.7% from the prior year period driven by increased investable assets. Absent adverse development, this will improve both return on equity and operating results in future quarters.”

Results for the quarter ended June 30, 2017
Maiden reported a second quarter 2017 net loss attributable to Maiden common shareholders of $22.4 million or $0.26 per diluted common share compared to net income attributable to Maiden common shareholders of $30.9 million or $0.39 per diluted common share in the second quarter of 2016. The non-GAAP operating loss(1) was $12.5 million, or $ 0.14 per diluted common share compared with non-GAAP operating earnings of $28.4 million, or $0.37 per diluted common share in the second quarter of 2016.

In the second quarter of 2017, gross premiums written increased 2.5% to $705.2 million from $688.3 million in the second quarter of 2016. Gross premiums written in the Diversified Reinsurance segment totaled $140.8 million, a decrease of 14.6% versus the second quarter of 2016, primarily due to the commutation of a single large account and the return of the unearned premium reserve. In the AmTrust Reinsurance segment, gross premiums written were $564.3 million, an increase of 7.8% compared to $523.5 million in the second quarter of 2016.

Net premiums written totaled $684.1 million in the second quarter of 2017, an increase of 5.2% compared to the second quarter of 2016. Net premiums written were higher in the second quarter of 2017 due to growth in the AmTrust Reinsurance segment and as a result of lower utilization of retrocessional capacity compared to the prior year period.

Net premiums earned were $711.1 million, an increase of 11.5% compared to the second quarter of 2016.  In the Diversified Reinsurance segment, net premiums earned increased 7.1% to $204.2 million compared to the second quarter of 2016. The AmTrust Reinsurance segment net premiums earned were $506.8 million, up 13.4% compared to the second quarter of 2016.

Net loss and loss adjustment expenses of $528.6 million were up 23.8% compared to the second quarter of 2016. The loss ratio(9) of 74.1% was higher than the 66.8% reported in the second quarter of 2016.

Commission and other acquisition expenses increased 13.1% to $210.0 million in the second quarter of 2017, compared to the second quarter of 2016. The expense ratio(12) decreased to 31.7% for the second quarter of 2017 compared with 31.8% in the same quarter last year. General and administrative expenses for the second quarter of 2017 totaled $15.3 million, an 11.2% decrease compared with $17.3 million in the second quarter of 2016. The general and administrative expense ratio(11) was 2.2% in the second quarter of 2017, compared to 2.7% in the second quarter of 2016.

The combined ratio(13) for the second quarter of 2017 totaled 105.8% compared with 98.6% in the second quarter of 2016. The Diversified Reinsurance segment combined ratio was 112.9% in the second quarter of 2017 compared to 103.4% in the second quarter of 2016. The Diversified Reinsurance segment results identified adverse development in its casualty facultative portfolio and select treaty accounts. The Diversified Reinsurance segment was also impacted by approximately $6 million of non-catastrophe property losses during the second quarter of 2017. The AmTrust Reinsurance segment combined ratio was 101.5% in the second quarter of 2017 compared to 94.9% in the second quarter of 2016. The higher combined ratio was significantly driven by adverse loss development recognized in the AmTrust Reinsurance segment’s U.S. small commercial business lines.

Net investment income of $40.5 million in the second quarter of 2017 increased 14.7% compared to the second quarter of 2016. As of June 30, 2017, the average yield on the fixed income portfolio (excluding cash) is 3.23% with an average duration of 4.83 years. Cash and cash equivalents were $437.3 million at June 30, 2017 and $244.1 million higher than at March 31, 2017.

Total assets increased 8.6% to $6.8 billion at June 30, 2017 compared to $6.3 billion at year-end 2016.   Shareholders' equity was $1.5 billion, up 10.3% compared to December 31, 2016. Book value per common share(4) was $11.95 at June 30, 2017 or 1.4% lower than at December 31, 2016.

During the second quarter of 2017, the Board of Directors declared dividends of $0.15 per common share, $0.515625 per Series A preference share and $0.445313 per Series C preference share.

Results for the six months ended June 30, 2017
Net loss attributable to Maiden common shareholders was $1.9 million or $0.02 per diluted common share in the first six months of 2017 compared to net income attributable to Maiden common shareholders of $58.1 million or $0.75 per diluted common share in the first half 2016. Non-GAAP net operating earnings(1) for the first six months of 2017 were $10.2 million, or $0.12 per diluted common share compared with $56.8 million, or $0.73 per diluted common share in the first half of 2016.

In the first half of 2017, gross premiums written totaled $1.6 billion, an increase of 4.9% compared to the first half of 2016. Gross premiums written in the Diversified Reinsurance segment totaled $472.9 million, a decrease of 1.6% versus the first six months of 2016. In the AmTrust Reinsurance segment, gross premiums written increased by 7.8% to $1.2 billion compared to the first half of 2016.

In the first six months of 2017, net premiums written totaled $1.6 billion, an increase of 9.8% compared to the first six months of 2016.

Net premiums earned of $1.4 billion increased 13.3% compared to the first half of 2016. Net premiums earned increased 11.9% in the Diversified Reinsurance segment to $406.1 million compared to the first six months of 2016. The AmTrust Reinsurance segment net premiums earned were up 13.9% to $1.0 billion compared to the first half of 2016.

Net loss and loss adjustment expenses of $1.0 billion were up 21.5% compared to the first half of 2016. The loss ratio(9) of 70.8% was higher than the 65.9% in the first six months of 2016.

Commission and other acquisition expenses, increased 13.5% to $432.1 million in the first half of 2017 compared to the first half of 2016, while the expense ratio(12) lowered to 32.6% compared with 32.8% in the first six months of 2016. General and administrative expenses for the first half of 2017 totaled $32.8 million, the same as in the first half of 2016. The general and administrative expense ratio(11) decreased to 2.3% versus 2.6% in the first six months of 2016.

The combined ratio(13) for the first six months of 2017 was 103.4% compared to the 98.7% combined ratio reported for the first half of 2016. The Diversified Reinsurance segment had a combined ratio of 106.4% in the first half of 2017 compared to 103.2% in the first half of 2016. The AmTrust Reinsurance segment combined ratio was 100.6% in the first six months of 2017 compared to 95.1% in the first six months of 2016.
Net investment income of $82.7 million in the first half of 2017 increased 15.4% compared to $71.6 million in the first half of 2016.

(1)(4) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(9)(11)(12)(13) Loss ratio, general and administrative expense ratio, expense ratio and combined ratio are non-GAAP operating metrics. Please see the additional information on these measures under Non-GAAP Financial Measures tables.

Conference Call
Maiden’s Chief Executive Officer, Art Raschbaum and Chief Financial Officer, Karen Schmitt will review these results tomorrow via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following at least five minutes prior to the start time:
U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 57795342
Webcast: http://www.maiden.bm/news_events
A replay of the conference call will be available beginning at 11:30 a.m. ET on August 9, 2017 through 11:30 a.m. ET on August 16, 2017. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 57795342; or access http://www.maiden.bm/news_events

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of June 30, 2017, Maiden had $6.8 billion in assets and shareholders' equity of $1.5 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

 Forward Looking Statements
This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 as updated in periodic filings with the SEC. However these factors should not be construed as exhaustive. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT:

Noah Fields, Senior Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2017	December 31, 2016
	(Unaudited)	(Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2017: $3,692,950; 2016: $4,005,642)	$3,704,761	$3,971,666
Fixed maturities, held to maturity, at amortized cost (fair value 2017: $1,160,694; 2016: $766,135)	1,132,916	752,212
Other investments, at fair value (cost 2017: $10,041; 2016: $10,057)	15,553	13,060
Total investments	4,853,230	4,736,938
Cash and cash equivalents	246,826	45,747
Restricted cash and cash equivalents	190,470	103,788
Accrued investment income	35,773	36,517
Reinsurance balances receivable, net	499,756	410,166
Reinsurance recoverable on unpaid losses	87,681	99,936
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	475,655	424,605
Goodwill and intangible assets, net	76,649	77,715
Other assets	157,214	148,912
Total assets	$6,791,229	$6,252,299
LIABILITIES
Reserve for loss and loss adjustment expenses	$3,110,208	$2,896,496
Unearned premiums	1,644,704	1,475,506
Accrued expenses and other liabilities	152,684	161,334
Liability for investments purchased	128,504	6,402
Senior notes - principal amount	262,500	362,500
Less unamortized issuance costs	8,123	11,091
Senior notes, net	254,377	351,409
Total liabilities	5,290,477	4,891,147
Commitments and Contingencies
EQUITY
Preference shares	465,000	315,000
Common shares	877	873
Additional paid-in capital	746,707	749,256
Accumulated other comprehensive income	35,575	14,997
Retained earnings	257,806	285,662
Treasury shares, at cost	(5,566)	(4,991)
Total Maiden Shareholders’ Equity	1,500,399	1,360,797
Noncontrolling interest in subsidiaries	353	355
Total Equity	1,500,752	1,361,152
Total Liabilities and Equity	$6,791,229	$6,252,299

Book value per common share(4)	$11.95	$12.12

Common shares outstanding	86,620,524	86,271,109

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Gross premiums written	$705,198	$688,322	$1,628,625	$1,552,436
Net premiums written	$684,072	$650,427	$1,584,620	$1,443,258
Change in unearned premiums	27,053	(12,863)	(164,011)	(189,685)
Net premiums earned	711,125	637,564	1,420,609	1,253,573
Other insurance revenue	1,547	1,525	5,328	6,351
Net investment income	40,512	35,323	82,669	71,625
Net realized gains on investment	1,572	334	2,457	2,611
Total revenues	754,756	674,746	1,511,063	1,334,160
Expenses:
Net loss and loss adjustment expenses	528,620	426,989	1,009,189	830,610
Commission and other acquisition expenses	210,039	185,727	432,068	380,795
General and administrative expenses	15,346	17,290	32,760	32,786
Total expenses	754,005	630,006	1,474,017	1,244,191
Non-GAAP income from operations(2)	751	44,740	37,046	89,969
Other expenses
Interest and amortization expenses	(6,745)	(7,193)	(13,601)	(14,458)
Accelerated amortization of senior note issuance cost	(2,809)	(2,345)	(2,809)	(2,345)
Amortization of intangible assets	(533)	(615)	(1,066)	(1,230)
Foreign exchange (losses) gains	(6,722)	5,520	(8,643)	5,787
Total other expenses	(16,809)	(4,633)	(26,119)	(12,246)
(Loss) income before income taxes	(16,058)	40,107	10,927	77,723
Less: Income tax expense	277	220	761	1,007
Net (loss) income	(16,335)	39,887	10,166	76,716
Add: net loss attributable to noncontrolling interest	9	46	31	110
Net (loss) income attributable to Maiden	(16,326)	39,933	10,197	76,826
Dividends on preference shares(6)	(6,033)	(9,023)	(12,066)	(18,700)
Net (loss) income attributable to Maiden common shareholders	$(22,359)	$30,910	$(1,869)	$58,126
Basic (loss) earnings per common share attributable to Maiden shareholders	$(0.26)	$0.42	$(0.02)	$0.79
Diluted (loss) earnings per common share attributable to Maiden shareholders (8)	$(0.26)	$0.39	$(0.02)	$0.75
Dividends declared per common share	$0.15	$0.14	$0.30	$0.28
Annualized return on average common equity	(8.6)%	12.3%	(0.4)%	12.2%
Weighted average number of common shares - basic	86,564,794	73,997,759	86,458,413	73,934,518
Adjusted weighted average number of common shares and assumed conversions - diluted (8)	86,564,794	85,926,626	86,458,413	85,894,062

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION
(in thousands of U.S. dollars)
(Unaudited)

For the Three Months Ended June 30, 2017	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$140,841	$564,276	$81	$705,198
Net premiums written	$137,247	$546,735	$90	$684,072
Net premiums earned	$204,219	$506,816	$90	$711,125
Other insurance revenue	1,547	—	—	1,547
Net loss and loss adjustment expenses ("loss and LAE")	(176,837)	(350,561)	(1,222)	(528,620)
Commission and other acquisition expenses	(46,989)	(163,055)	5	(210,039)
General and administrative expenses	(8,494)	(664)	—	(9,158)
Underwriting loss	$(26,554)	$(7,464)	$(1,127)	$(35,145)
Reconciliation to net loss
Net investment income and realized gains on investment				42,084
Interest and amortization expenses				(6,745)
Accelerated amortization of senior note issuance cost				(2,809)
Amortization of intangible assets				(533)
Foreign exchange losses				(6,722)
Other general and administrative expenses				(6,188)
Income tax expense				(277)
Net loss				$(16,335)

Net loss and LAE ratio(9)	86.0%	69.2%		74.1%
Commission and other acquisition expense ratio(10)	22.8%	32.2%		29.5%
General and administrative expense ratio(11)	4.1%	0.1%		2.2%
Expense Ratio(12)	26.9%	32.3%		31.7%
Combined ratio(13)	112.9%	101.5%		105.8%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION
(in thousands of U.S. dollars)
(Unaudited)

For the Three Months Ended June 30, 2016	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$164,834	$523,488	$—	$688,322
Net premiums written	$161,294	$489,133	$—	$650,427
Net premiums earned	$190,755	$446,809	$—	$637,564
Other insurance revenue	1,525	—	—	1,525
Net loss and LAE	(144,246)	(282,619)	(124)	(426,989)
Commission and other acquisition expenses	(45,496)	(140,230)	(1)	(185,727)
General and administrative expenses	(9,079)	(963)	—	(10,042)
Underwriting (loss) income	$(6,541)	$22,997	$(125)	$16,331
Reconciliation to net income
Net investment income and realized gains on investment				35,657
Interest and amortization expenses				(7,193)
Accelerated amortization of senior note issuance cost				(2,345)
Amortization of intangible assets				(615)
Foreign exchange gains				5,520
Other general and administrative expenses				(7,248)
Income tax expense				(220)
Net income				$39,887

Net loss and LAE ratio(9)	75.0%	63.3%		66.8%
Commission and other acquisition expense ratio(10)	23.7%	31.4%		29.1%
General and administrative expense ratio(11)	4.7%	0.2%		2.7%
Expense Ratio(12)	28.4%	31.6%		31.8%
Combined ratio(13)	103.4%	94.9%		98.6%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION
(in thousands of U.S. dollars)
(Unaudited)

For the Six Months Ended June 30, 2017	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$472,886	$1,155,658	$81	$1,628,625
Net premiums written	$464,743	$1,119,787	$90	$1,584,620
Net premiums earned	$406,061	$1,014,458	$90	$1,420,609
Other insurance revenue	5,328	—	—	5,328
Net loss and LAE	(315,486)	(692,192)	(1,511)	(1,009,189)
Commission and other acquisition expenses	(104,934)	(327,139)	5	(432,068)
General and administrative expenses	(17,224)	(1,469)	—	(18,693)
Underwriting loss	$(26,255)	$(6,342)	$(1,416)	$(34,013)
Reconciliation to net income
Net investment income and realized gains on investment				85,126
Interest and amortization expenses				(13,601)
Accelerated amortization of senior note issuance cost				(2,809)
Amortization of intangible assets				(1,066)
Foreign exchange losses				(8,643)
Other general and administrative expenses				(14,067)
Income tax expense				(761)
Net income				$10,166

Net loss and LAE ratio(9)	76.7%	68.3%		70.8%
Commission and other acquisition expense ratio(10)	25.5%	32.2%		30.3%
General and administrative expense ratio(11)	4.2%	0.1%		2.3%
Expense Ratio(12)	29.7%	32.3%		32.6%
Combined ratio(13)	106.4%	100.6%		103.4%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION
(in thousands of U.S. dollars)
(Unaudited)

For the Six Months Ended June 30, 2016	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$480,638	$1,071,798	$—	$1,552,436
Net premiums written	$447,430	$995,828	$—	$1,443,258
Net premiums earned	$363,011	$890,562	$—	$1,253,573
Other insurance revenue	6,351	—	—	6,351
Net loss and LAE	(263,322)	(564,393)	(2,895)	(830,610)
Commission and other acquisition expenses	(100,027)	(280,768)	—	(380,795)
General and administrative expenses	(17,679)	(1,549)	—	(19,228)
Underwriting (loss) income	$(11,666)	$43,852	$(2,895)	$29,291
Reconciliation to net income
Net investment income and realized gains on investment				74,236
Interest and amortization expenses				(14,458)
Accelerated amortization of senior note issuance cost				(2,345)
Amortization of intangible assets				(1,230)
Foreign exchange gains				5,787
Other general and administrative expenses				(13,558)
Income tax expense				(1,007)
Net income				$76,716

Net loss and LAE ratio(9)	71.3%	63.4%		65.9%
Commission and other acquisition expense ratio(10)	27.1%	31.5%		30.2%
General and administrative expense ratio(11)	4.8%	0.2%		2.6%
Expense Ratio(12)	31.9%	31.7%		32.8%
Combined ratio(13)	103.2%	95.1%		98.7%

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Non-GAAP operating (loss) earnings attributable to Maiden common shareholders(1)	$(12,450)	$28,431	$10,188	$56,778
Non-GAAP basic operating (loss) earnings per common share attributable to Maiden shareholders	$(0.14)	$0.38	$0.12	$0.77
Non-GAAP diluted operating (loss) earnings per common share attributable to Maiden shareholders (8)	$(0.14)	$0.37	$0.12	$0.73
Annualized non-GAAP operating return on average common equity(7)	(4.8)%	11.3%	2.0%	11.9%
Reconciliation of net (loss) income attributable to Maiden common shareholders to non-GAAP operating (loss) earnings attributable to Maiden common shareholders:
Net (loss) income attributable to Maiden common shareholders	$(22,359)	$30,910	$(1,869)	$58,126
Add (subtract)
Net realized gains on investment	(1,572)	(334)	(2,457)	(2,611)
Foreign exchange losses (gains)	6,722	(5,520)	8,643	(5,787)
Amortization of intangible assets	533	615	1,066	1,230
Divested E&S business and NGHC run-off	1,127	125	1,416	2,895
Accelerated amortization of senior note issuance cost	2,809	2,345	2,809	2,345
Non-cash deferred tax expense	290	290	580	580
Non-GAAP operating (loss) earnings attributable to Maiden common shareholders(1)	$(12,450)	$28,431	$10,188	$56,778

Weighted average number of common shares - basic	86,564.794	73,997.759	86,458.413	73,934.518
Adjusted weighted average number of common shares and assumed conversions - diluted(8)	86,564.794	85,926.626	87,384.378	85,894.062
Reconciliation of diluted (loss) earnings per common share attributable to Maiden shareholders to non-GAAP diluted operating (loss) earnings per common share attributable to Maiden shareholders:
Diluted (loss) earnings per common share attributable to Maiden shareholders(8)	$(0.26)	$0.39	$(0.02)	$0.75
Add (subtract)
Net realized gains on investment	(0.02)	—	(0.03)	(0.03)
Foreign exchange losses (gains)	0.08	(0.06)	0.10	(0.07)
Amortization of intangible assets	0.01	0.01	0.01	0.02
Divested E&S business and NGHC run-off	0.02	—	0.02	0.03
Accelerated amortization of senior note issuance cost	0.03	0.03	0.03	0.03
Non-cash deferred tax expense	—	—	0.01	—
Non-GAAP diluted operating (loss) earnings per common share attributable to Maiden shareholders(8)	$(0.14)	$0.37	$0.12	$0.73

Reconciliation of net (loss) income attributable to Maiden to non-GAAP income from operations:
Net (loss) income attributable to Maiden	$(16,326)	$39,933	$10,197	$76,826
Add (subtract)
Foreign exchange losses (gains)	6,722	(5,520)	8,643	(5,787)
Amortization of intangible assets	533	615	1,066	1,230
Interest and amortization expenses	6,745	7,193	13,601	14,458
Accelerated amortization of senior note issuance cost	2,809	2,345	2,809	2,345
Income tax expense	277	220	761	1,007
Net loss attributable to noncontrolling interest	(9)	(46)	(31)	(110)
Non-GAAP income from operations(2)	$751	$44,740	$37,046	$89,969

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2017	December 31, 2016
Investable assets:
Total investments	$4,853,230	$4,736,938
Cash and cash equivalents	246,826	45,747
Restricted cash and cash equivalents	190,470	103,788
Loan to related party	167,975	167,975
Total investable assets(3)	$5,458,501	$5,054,448

	June 30, 2017	December 31, 2016
Capital:
Preference shares	$465,000	$315,000
Common shareholders' equity	1,035,399	1,045,797
Total Maiden shareholders' equity	1,500,399	1,360,797
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
2012 Senior Notes	—	100,000
Total capital resources(5)	$1,762,899	$1,723,297

(1)
Non-GAAP operating earnings is a non-GAAP financial measure defined by the Company as net (loss) income attributable to Maiden common shareholders excluding realized investment gains and losses, foreign exchange and other gains and losses, amortization of intangible assets, divested excess and surplus business and NGHC run-off, accelerated amortization of senior note issuance costs and non-cash deferred tax expense and should not be considered as an alternative to net (loss) income. The Company's management believes that non-GAAP operating (loss) earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of non-GAAP operating earnings may not be comparable to similarly titled measures used by other companies.

(2)
Non-GAAP income from operations is a non-GAAP financial measure defined by the Company as net (loss) income attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, interest and amortization expenses, accelerated amortization of senior note issuance costs, income tax expense and net income or loss attributable to noncontrolling interest and should not be considered as an alternative to net (loss) income. The Company’s management believes that non-GAAP income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of non-GAAP income from operations may not be comparable to similarly titled measures used by other companies.

(3)	Investable assets is the total of the Company's investments, cash and cash equivalents and loan to a related party.

(4)
Book value per common share is calculated using Maiden common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(5)	Total capital resources is the sum of the Company's principal amount of debt and Maiden shareholders' equity.

(6)
Dividends on preference shares consist of $3,094 and $6,188 paid to Preference shares - Series A for the three and six months ended June 30, 2017 and 2016, respectively and $2,939 paid to Preference shares - Series C for the three months ended June 30, 2017 and 2016, and $5,878 and $6,532 for the six months ended June 30, 2017 and 2016, respectively. It also includes $2,990 and $5,980 paid to Preference Shares - Series B during the three and six months ended June 30, 2016, respectively. On September 15, 2016, each of then outstanding Preference Shares - Series B were automatically converted into 12,069,090 of the Company's common shares at a conversion rate of 3.6573 per preference share.

(7)
Non-GAAP operating return on average common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average common shareholders' equity as a measure of profitability that focuses on the return to Maiden common shareholders. It is calculated using non-GAAP operating (loss) earnings attributable to Maiden common shareholders divided by average Maiden common shareholders' equity.

(8)
During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.

(9)	Calculated by dividing net loss and LAE by the sum of net premiums earned and other insurance revenue.

(10)	Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.

(11)	Calculated by dividing general and administrative expenses by the sum of net premiums earned and other insurance revenue.

(12)	Calculated by adding together the commission and other acquisition expense ratio and the general and administrative expense ratio.

(13)	Calculated by adding together the net loss and LAE ratio and the expense ratio.

Exhibit 99.2

PRESS RELEASE
Maiden Holdings Announces Dividends on Common Shares and Preference Shares

HAMILTON, Bermuda, August 3, 2017 -- Maiden Holdings, Ltd. (NASDAQ: MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.15 per share of common stock. The dividend will be payable on October 16, 2017 to shareholders of record as of October 2, 2017.

Maiden’s Board of Directors also approved the following cash dividends on its preference shares that are payable on September 15, 2017 to shareholders of record as of September 1, 2017:

•	Series A 8.25% Non-Cumulative Preference Shares of $0.515625 per Preference Share

•	Series C 7.125% Non-Cumulative Preference Shares of $0.445313 per Preference Share

•	Series D 6.700% Non-Cumulative Preference Shares of $0.418750 per Preference Share

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Through its subsidiaries, which are each A rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of March 31, 2017, Maiden had $6.6 billion in assets and shareholders' equity of $1.4 billion.

CONTACT:
Noah Fields, Senior Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm